UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2006
NORTH POINTE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-51530	38-3615047

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28819 Franklin Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (248) 358-1171
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 23, 2006, North Pointe Holdings Corporation (the “Company”) announced that Brian J. Roney has been promoted to chief financial officer. He fills the position vacated by John Berry, who will remain with the Company as its Treasurer. Reporting to James G. Petcoff, chief executive officer, Roney is responsible for finance, accounting and investor relations.
     Roney, 42, joined the Company's wholly-owned subsidiary, North Pointe Financial in 1999 and was given responsibility for mergers and acquisitions, personal lines planning and special projects. He has served as senior vice president of finance for the Company since January 2005. Prior to joining the Company, Roney worked for 10 years in the securities industry. During that time, he was director of Corporate Syndicate with Roney and Company, of which he was a principal prior to its sale in 1999. He holds a B.S./B.A. degree from the University of Notre Dame and an M.B.A. from the University of Detroit.
     Also, on May 23, 2006, the Company promoted Harold J. Meloche to Chief Accounting Officer. In this new position, Meloche will assume responsibility for accounting reporting, financial reporting and internal controls. Meloche will also continue to serve as the Company’s Vice President-Compliance, a position he has held since January 13, 2005. Mr. Meloche joined North Pointe Financial, in 1999 as its Treasurer. Prior to joining the Company, Meloche served in several roles, including audit manager with PricewaterhouseCoopers LLP in Detroit, Michigan. Meloche received a B.S. degree from State University of New York in New Paltz in 1986, and a Masters of Professional Accountancy degree from Walsh College, Troy, Michigan in 1993. He is a Certified Public Accountant.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 – Press release dated May 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006	NORTH POINTE HOLDINGS CORPORATION (Registrant)

	By:	/s/ James G. Petcoff James G. Petcoff

Its: Chief Executive Officer

EXHIBIT INDEX
Exhibit Number
Exhibit 99.1 – Press release dated May 23, 2006

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